Energy XXI (Bermuda) Ltd. Announces Consent Solicitation for 8.250% Senior Notes due 2018 of EPL Oil &Gas, Inc.

Houston, TX – April 7, 2014— Energy XXI (Bermuda) Ltd. (“Energy XXI”) (NASDAQ: EXXI) (AIM: EXXI) announced it has commenced a consent solicitation with respect to proposed amendments to the indenture governing the 8.250% Senior Notes due 2018 of EPL Oil & Gas, Inc. (“EPL”) (CUSIP No. 29270U AN5) (the “Notes”), upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated April 7, 2014 (the “Statement”).

Energy XXI is soliciting consents from holders of record as of 5:00 p.m., New York City time, on April 4, 2014, to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Indenture”), to waive EPL’s obligation to make and consummate a COC Offer (as defined below) upon the closing of the Merger (as defined below) by amending certain provisions of the Indenture, including the definition of “Change of Control.” Subject to the terms and conditions set forth in the Statement, Energy XXI will pay eligible holders who validly deliver and do not revoke their consents on or prior to 5:00 p.m., New York City time, on April 17, 2014, as may be extended by Energy XXI in accordance with the statement (the “Expiration Date”), a cash payment equal to $2.50 per $1,000 aggregate principal amount of Notes consented (the “Consent Fee”). The Consent Fee will only be payable upon, among other things, the receipt of Requisite Consents (as defined below) and the closing of the Merger.

Energy XXI is seeking the Proposed Amendments in connection with the previously announced Agreement and Plan of Merger, dated as of March 12, 2014, among Energy XXI, EPL, Energy XXI Gulf Coast, Inc. and Clyde Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into EPL (the “Merger”) with EPL surviving the Merger as an indirect direct wholly owned subsidiary of Energy XXI. If the Merger is consummated and the Proposed Amendments do not become effective, a Change of Control (as defined in the Indenture) is expected to occur, which would require EPL to make an offer to repurchase the Notes at 101% of the principal amount thereof plus accrued and unpaid interest (the “COC Offer”).

The consent solicitation is subject to customary conditions, including, among other things, the receipt of valid and unrevoked consents with respect to a majority in aggregate principal amount of the Notes (the “Requisite Consents”) prior to the Expiration Date. The Proposed Amendments will be effected by supplemental indenture to the Indenture which will be executed promptly after the receipt of Requisite Consents (the “Consent Time”), as described in more detail in the Statement. Delivered consents may be validly revoked prior to the earlier of the Consent Time and the Expiration Date. The Proposed Amendments will cease to be operative if the Merger is not consummated or Merger Sub does not pay the Consent Fee. In the event the Merger is not consummated on or prior to August 1, 2014, either Energy XXI or EPL may elect to terminate the Merger Agreement, provided that such date may be extended to September 12, 2014 if certain conditions are satisfied, or the parties may otherwise elect to extend such date by mutual agreement. Except for amendments relating to the pending change of control and related provisions, there are no other amendments to the Indenture being sought in connection with the consent solicitation.

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The consent solicitation is being made solely on the terms and subject to the conditions set forth in the Statement and the accompanying letter of consent. Energy XXI may, in its sole discretion, terminate, extend or amend the consent solicitation at any time as described in the Statement.

Energy XXI has retained Ipreo LLC to act as the information agent for the consent solicitation. Questions and requests for additional documents may be directed to Ipreo LLC at (888) 593-9546.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements concerning the proposed transaction, its financial and business impact, management's beliefs and objectives with respect thereto, and management's current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words "anticipates," "may," "can," "plans," "believes," "estimates," "expects," "projects," "intends," "likely," "will," "should," "to be," and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur, what impact they will have on the results of operations and financial condition of Energy XXI, EPL or of the combined company. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transaction, the timing of consummation of the proposed transaction, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Energy XXI to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Energy XXI and EPL from time to time, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements included in this press release are made only as of the date hereof. Neither Energy XXI nor EPL undertakes any obligation to update the forward-looking statements included in this press release to reflect subsequent events or circumstances.

About Energy XXI

Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. Cantor Fitzgerald Europe is Energy XXI’s listing broker in the United Kingdom. To learn more, visit the Energy XXI website at www.EnergyXXI.com.

About EPL

Founded in 1998, EPL is an independent oil and natural gas exploration and production company headquartered in Houston, Texas with an office in New Orleans, Louisiana. The Company's operations are concentrated in the U.S. Gulf of Mexico shelf, focusing on the state and federal waters offshore Louisiana. For more information, please visit www.eplweb.com.

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IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed Merger and related transactions, Energy XXI has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Energy XXI and EPL that also constitutes a prospectus of Energy XXI. Each of Energy XXI and EPL also plan to file other relevant documents with the SEC regarding the proposed transactions. Energy XXI and EPL will mail the final joint proxy statement to their respective equityholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Energy XXI and EPL with the SEC at the SEC's website at www.sec.gov. You may also obtain these documents by contacting Energy XXI's Investor Relations department at (713) 351-3175 or via e-mail at IR@energyxxi.com or by contacting EPL's Investor Relations department at (713) 228-0711 or via email at mjensen@eplweb.com.

PARTICIPANTS IN THE SOLICITATION

Energy XXI and EPL and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger and related transactions. Information about Energy XXI's directors and executive officers is available in Energy XXI's proxy statement dated October 7, 2013, for its 2013 Annual Meeting of Shareholders. Information about EPL's directors and executive officers is available in EPL's proxy statement dated March 21, 2013, for its 2013 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement, Energy XXI proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Energy XXI or EPL using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Enquiries of the Company

Energy XXI	Cantor Fitzgerald Europe
Stewart Lawrence	Nominated Adviser: David Porter, Rick Thompson
Vice President, Investor Relations and Communications	Corporate Broking: Richard Redmayne
713-351-3006	Tel: +44 (0) 20 7894 7000
slawrence@energyxxi.com
Pelham Bell Pottinger
Greg Smith	James Henderson
Director, Investor Relations	jhenderson@pelhambellpottinger.co.uk
713-351-3149	Mark Antelme
gsmith@energyxxi.com	mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232

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